UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Consent solicitation statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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TESSCO Technologies Incorporated

(Name of Registrant as Specified In Its Charter)

Robert B. Barnhill, Jr.

UA 6-9-2016 Robert B. Barnhill, Jr. Rev Trust

RBB-TRB LLC

RBB-CRB LLC

Robert B Barnhill Jr & Janet W Barnhill Tr FBO Durkin Slattery Barnhill Trust

Janet W Barnhill Tr UA 6 9 2016 Janet W Barnhill Rev Trust

Winston Foundation, Incorporated

Emily Kellum (Kelly) Boss

J. Timothy Bryan

John W. Diercksen

Kathleen McLean

Donald Manley

(Name of Person(s) Filing Consent solicitation statement, if other than the Registrant)

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Barnhill Responds to Disappointing TESSCO Settlement Offer

Despite Robert Barnhill proposing a fully refreshed Board and restoring control to TESSCO shareholders by allowing 5%+ holders of the outstanding stock (excluding Mr. Barnhill) to designate up to two directors, TESSCO Board responds with a deficient offer designed to continue entrenchment that indicates an unwillingness to negotiate in earnest

Robert Barnhill proposes settlement call to benefit shareholders

HUNT VALLEY, Md. – December 7, 2020 – Robert B. Barnhill, Jr. (together with the other participants of the consent solicitation, the “Barnhill Participants”), one of the largest shareholders of TESSCO Technologies Incorporated (the “Company” or “TESSCO”) (NASDAQ: TESS), today announced that the TESSCO Board of Directors’ (the “Board”) counteroffer to his comprehensive settlement proposal has significant deficiencies, including that the TESSCO counteroffer:

•	Disregards the strong feedback from shareholders that more change is needed by refusing to offer the resignations of any additional current directors since the Board’s prior offer and by continuing to offer only to add J. Timothy Bryan and Kathleen McLean to the Board, despite Mr. Barnhill offering the extraordinary step of his own resignation;

•	Refuses Mr. Barnhill’s proposed concept of shareholders owning 5% or more of the Company’s outstanding common stock (“Common Stock”) being able to designate up to two individuals for election to the Board by increasing such requirement to 10% and making such power to designate a one-time option, rather than an on-going policy;

•	Will not ensure that designees (including those from the 10% shareholders) represent 50% of each committee of the Board and in lieu thereof, offers a tepid agreement that each such designee would be on one committee; and

•	Continues to entrench the incumbent directors’ majority on the Board, even after the proposed one-time potential addition of two new directors.

Moreover, in delivering this counteroffer to Mr. Barnhill at 1:40 p.m., yesterday, Sandip Mukerjee stated that Mr. Barnhill had until noon today to respond, but the Board released its offer publicly before 8:00 a.m.

“I could not be more disappointed in the offer, which demonstrates that the Board continues to ignore its shareholders’ feedback and has no intention of negotiating in good faith. I proposed my own resignation to facilitate Board refreshment and settlement and, in response, the Board has backtracked, proposing to accept that resignation but offering effectively nothing in return and ignoring Kelly Boss, who was recommended by Glass Lewis, and John Diercksen, an extremely well qualified independent director candidate,” noted Mr. Barnhill, who added that “despite the significant issues with the offer, in the interests of shareholders, I propose that the Board and the Barnhill Participants have a call to determine whether a settlement can be reached.”

Shareholders should not forget that the last time just over 50% of the votes cast supported this Board, in an uncontested election, the Board "rewarded" this support by unilaterally doubling the special meeting threshold without a shareholder vote and appointing the director with the highest withhold vote as Chairman of the Board. Every single incumbent director on the Board at that time (besides Mr. Barnhill) voted for these measures to disenfranchise and ignore the feedback from shareholders. Shareholders should strongly question why the new directors that joined in the middle of the consent solicitation would agree to serve on a Board controlled by a majority of incumbent directors that would interfere with shareholder democracy in this manner. If the Board was truly remorseful for taking this categorically entrenching action, the Board would have eliminated it promptly, without any delay. What other plans do these incumbent directors have to poke their fingers in shareholders' eyes once this consent solicitation is over?

Important Additional Information

Mr. Barnhill, Ms. McLean, Ms. Boss, Mr. Bryan, Mr. Diercksen, UA 6-9-2016 Robert B. Barnhill, Jr. Rev Trust, RBB-TRB LLC, a Maryland limited liability company (“RBB-TRB”), RBB-CRB LLC, a Maryland limited liability company (“RBB-CRB”), Robert B Barnhill Jr & Janet W Barnhill Tr FBO Durkin Slattery Barnhill Trust, Janet W Barnhill Tr UA 6 9 2016 Janet W Barnhill Rev Trust, Winston Foundation, Incorporated, a Maryland corporation, and Donald Manley (the “Barnhill Participants” or “We”) are participants in the solicitation of consents from the Company’s shareholders to remove John D. Beletic, Jay G. Baitler, Paul J. Gaffney and Morton F. Zifferer (and any other person or persons, other than those elected by this consent solicitation, elected, appointed or designated by the Board (or any committee thereof) to fill any vacancy or newly created directorship on or after September 25, 2020 and prior to the time that any of the actions proposed to be taken by the consent solicitation become effective) and elect Ms. McLean, Ms. Boss, Mr. Bryan and Mr. Diercksen to fill four of the resulting vacancies (as well as to amend the Company’s Sixth Amended and Restated By-Laws proposed in connection therewith). We have filed a definitive consent solicitation statement and a WHITE consent card with the Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s shareholders.

SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE CONSENT SOLICITATION STATEMENT, ACCOMPANYING WHITE CONSENT CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. UPDATED INFORMATION REGARDING THE IDENTITY OF POTENTIAL PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, IS SET FORTH IN THE DEFINITIVE CONSENT SOLICITATION STATEMENT AND OTHER MATERIALS FILED WITH THE SEC. Shareholders can obtain the definitive consent solicitation statement and any amendments or supplements to the definitive consent solicitation statement filed by the Barnhill Participants with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available, without charge, on request from the Participants’ proxy solicitor, Harkins Kovler, LLC at +1 (800) 257-3995 or via email at SaveTESSCO@HarkinsKovler.com.

Certain Information Regarding the Barnhill Participants

Mr. Barnhill is the founder, former Chairman of the Board and the largest shareholder of the Company.

Mr. Barnhill beneficially owns 1,620,387 shares of the Common Stock (approximately 18.5% of the outstanding shares), which includes 11,503.5 shares that Mr. Barnhill owns directly and the shares owned by the following Barnhill Participants: UA 6-9-2016 Robert B. Barnhill, Jr. Rev Trust owns 1,265,882 shares of Common Stock, RBB-TRB, LLC owns 109,125 shares of Common Stock, RBB-CRB, LLC owns 109,125 shares of Common Stock, Robert B Barnhill Jr & Janet W Barnhill Tr FBO Durkin Slattery Barnhill Trust, owns 30,750 shares of Common Stock, Janet W Barnhill Tr UA 6 9 2016 Janet W Barnhill Rev Trust owns 67,500 shares of Common Stock, and the Winston Foundation, Incorporated owns 26,500 shares of Common Stock. Mr. Barnhill is the sole manager of RBB-TRB and RBB-CRB, a trustee of the UA 6-9-2016 Robert B. Barnhill, Jr. Rev Trust and the Robert B Barnhill Jr & Janet W Barnhill Tr FBO Durkin Slattery Barnhill Trust and a director of the Winston Foundation, Incorporated. Mr. Barnhill’s spouse is a trustee of the Janet W Barnhill Tr UA 6 9 2016 Janet W Barnhill Rev Trust. The percentage of Mr. Barnhill’s stock ownership is based on the 8,760,562 shares of Common Stock outstanding as of October 13, 2020, as reported in the Company’s Consent Revocation Statement on Schedule 14A, filed with the SEC on October 15, 2020. Christopher Barnhill may be considered a Participant in the solicitation but is no longer providing any assistance with respect to the solicitation and does not currently beneficially, directly or indirectly own any securities of the Company.

None of the Barnhill Participants (other than Mr. Barnhill) currently beneficially, directly or indirectly own any securities of the Company.